As filed with the Securities and Exchange Commission on April 2, 1997

                                             Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                       CHICAGO BRIDGE & IRON COMPANY N.V.
             (Exact Name of Registrant as Specified in Its Charter)

        The Netherlands                                   None
(State or Other Jurisdiction of                      I.R.S. Employer
Incorporation or Organization)                      Identification No.)

                                 P.O. Box 74658
                                1070 BR Amsterdam
                                 The Netherlands
                                 31-020-664-4461
             (Address of Registrant's Principal Executive Offices,
          Including Zip Code and telephone number, including area code)

                          CHICAGO BRIDGE & IRON COMPANY
                            LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                              ROBERT H. WOLFE, ESQ.
                          CHICAGO BRIDGE & IRON COMPANY
                           1501 North Division Street
                           Plainfield, Illinois 60544
                                 (815) 439-6000
           (Name, Address and Telephone Number, Including Area Code,
                              of Agent For Service)



                                    Copy to:

                               ALAN J. LASKA, ESQ.
                            KELLEY DRYE & WARREN LLP
                                 101 Park Avenue
                            New York, New York 10178
                                 (212) 808-7800

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. __


                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                        Proposed    Proposed
Title of                                Maximum     Maximum
Securities           Amount             Offering    Aggregate
to be                to be              Price Per   Offering       Amount of
Registered           Registered         Share (1)   Price (1)  Registration Fee
------------------------------------------------------------------------------
Common Shares,
par value NLG 0.01   1,251,755 shares    $18.00     $22,531,590     $7,770
per share
===============================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended.

Explanatory Note

     The purpose of this Registration Statement on Form S-8 is to register 1,251,755 shares of Common Shares, par value NLG 0.01 per share (the "Common Shares"), of Chicago Bridge & Iron Company N.V. (the "Registrant"), which shares will be issued pursuant to the Chicago Bridge & Iron Company Long- Term Incentive Plan (the "Plan") of the Registrant. The Common Shares issued pursuant to the Plan are held by certain management employees and their transferees as permitted under the terms of the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the Plan, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

     The following documents have been filed by the Registrant with the Commission and are hereby incorporated by reference in this Registration
Statement:

     (a) The Prospectus dated March 26, 1997, as filed by the Registrant with the Commission on March 28, 1997, there being no annual reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act by the Registrant, and such Prospectus being the final form of Prospectus.

     (b) The description of the Registrant's common stock, par value NLG 0.01 per share (the "Common Shares"), contained in the Registration Statement on Form S-1 (File No. 333-18065) dated December 17, 1996 and filed with the Commission under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

     All documents and reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that the securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     Chicago Bridge & Iron Company N.V. (the "Issuer") is a Netherlands corporation.

     The Articles of Association of the Issuer, as amended, provide for indemnification of directors and officers to the fullest extent permitted by the law of The Netherlands.

     The form of Underwriting Agreement filed as Exhibit 1 of Amendment No. 3 to Form S-1 will contain certain provisions for indemnification of directors and officers of the Registrant and its predecessors and subsidiaries (collectively, the "Company") and the underwriters against civil liabilities under the Securities Act.

     The Issuer intends to enter into indemnification agreements with certain of its directors providing for indemnification to the fullest extent permitted by the law of The Netherlands. These agreements provide for specific procedures to better assure the directors' rights to indemnification, including procedures for directors to submit claims, for determination of directors' entitlement to indemnification (including the allocation of the burden of proof and selection of a reviewing party), and for enforcement of directors' indemnification rights. The Company will also obtain officers' and directors' liability insurance in amounts that it believes are reasonable under the circumstances.

     Article 25 of the Articles of Association of the Registrant also provides that, to the fullest extent permitted by the law of The Netherlands, directors of the Issuer will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit or (iv) for personal liability which is imposed by the law of The Netherlands, as from time to time amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

     Not Applicable.

ITEM 8.  EXHIBITS.
         --------



Exhibit
Number                            Description
-------                           -----------

  4.1 Chicago Bridge & Iron Company Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.4 of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-18065), filed with the Commission on March 20, 1997)

  4.2 Specimen Stock Certificate, defining the rights of holders of the capital stock of the Registrant (incorporated herein by reference to Exhibit 4.1 of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-18065), filed with the Commission on March 20, 1997)


  5       Opinion of Loeff Claeys Verbeke, Counsel to Registrant

  23.1    Consent of Arthur Andersen LLP, Independent Public Accountants

  23.2    Consent of Arthur Andersen LLP, Independent Public Accountants

  23.3    Consent of Loeff Claeys Verbeke  (included in opinion filed as Exhibit
          5)

  24 Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature pages hereof)


ITEM 9.  UNDERTAKINGS.
         ------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and the price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the 1934 Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934
Act), that it is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainfield, State of Illinois on this 2nd day of April, 1997.

                                      CHICAGO BRIDGE & IRON COMPANY N.V.


                                      By:/s/ TIMOTHY J. WIGGINS
                                         --------------------------------
                                         Timothy J. Wiggins
                                         Vice President, Treasurer and
                                           Chief Financial Officer -
                                         Chicago Bridge and Iron Company


                                       By:/s/ STEPHEN M. DUFFY
                                         ---------------------------------
                                          Stephen M. Duffy
                                          Vice President of Human Resources and
                                            Administration
                                          Chicago Bridge and Iron Company




                                POWER OF ATTORNEY

     Each person whose signature appears below appoints Timothy J. Wiggins and Stephen M. Duffy, their attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission, any amendments to this Registration Statement (including post- effective amendments), and generally to do anything else necessary or proper in connection therewith.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                             Title                      Date


/s/ GERALD M. GLENN                       Supervisory Director    April 2, 1997
-------------------------------------
   Gerald M. Glenn


                                          Supervisory Director    April 2, 1997
-------------------------------------
   J. Dennis Bonney


/s/ GARY L. NEALE                         Supervisory Director    April 2, 1997
-------------------------------------
   Gary L. Neale


/s/ VINCENT L. KONTNY                     Supervisory Director    April 2, 1997
-------------------------------------
   Vincent L. Kontny

/s/ J. CHARLES JENNETT                    Supervisory Director    April 2, 1997
-------------------------------------
   J. Charles Jennett


/s/ MARSHA WILLIAMS                       Supervisory Director    April 2, 1997
-------------------------------------
   Marsha Williams


/s/ JERRY H. BALLENGEE                    Supervisory Director    April 2, 1997
-------------------------------------
   Jerry H. Ballengee


                                          Supervisory Director    April 2, 1997
-------------------------------------
   L. Donald Simpson


Registrant's Agent for
Service in the United States


/s/ ROBERT H. WOLFE, Esq.                                         April 2, 1997
-------------------------------------
   Robert H. Wolfe, Esq.

                                  EXHIBIT INDEX


                                                                Sequential
Exhibit                                                         Page
Number                   Description                            Number
-------                  -----------                            ----------


4.1      Chicago Bridge & Iron Company Long-Term                Incorporated
         Incentive Plan (incorporated herein by reference to    by reference
         Exhibit 10.4 of Amendment No. 3 to the Registrant's
         Registration Statement on Form S-1 (File No. 333-
         18065) filed with the Commission on March 20, 1997

4.2      Specimen Stock Certificate, defining the rights of     Incorporated
         holders of the capital stock of the Registrant         by reference
         (incorporated herein by reference to Exhibit 4.1 of Amendment No. 3 to the Registrant's Registration
         Statement on Form S-1 (File No. 333-18065), filed with the Commission on March 20, 1997


5        Opinion of Loeff Claeys Verbeke, Counsel to Registrant

23.1     Consent of Arthur Andersen, LLP, Independent Public
         Accountants

23.2     Consent of Arthur Andersen LLP, Independent Public
         Accountants

23.3 Consent of Loeff Claeys Verbeke (included in opinion filed as Exhibit 5)

24 Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature pages hereof)